POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan Thomson and Tom Turner and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement registering 150,000 shares variable rate cumulative Preferred Stock, Series S-3 on Form S-2 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                    Date
/s/ TOM TURNER

_________________________        President, Director             1/7/98
Tom Turner

/s/ PHILIP SANDIFUR

_________________________        Vice President, Director        1/7/98
Philip Sandifur

/s/ GREG GORDON

_________________________        Secretary/Treasurer,            1/7/98
Greg Gordon                      Director

/s/ ROBERT POTTER



_________________________        Director                        1/7/98
Robert Potter